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                                                                   Exhibit 10(b)


                                    AGREEMENT
                                     between
                      OHIO BUREAU OF WORKERS' COMPENSATION
                                       and
                       CompManagement Health Systems, Inc.


         This is an Agreement by and between CompManagement Health Systems, Inc. (hereinafter referred to as the "MCO"), and the State of Ohio, Bureau of Workers' Compensation (hereinafter referred to as the "Bureau"), having offices at 30 W. Spring Street, Columbus, Ohio 43266-0581, entered into the day, month and year set out below.

         Whereas, the Bureau is required to administer a health partnership program (hereinafter referred to as "HPP") under the provisions of Revised Code
Section 4121.44 and the Rules promulgated under the authority of Revised Code
Section 4121.441; and,

         Whereas, the Bureau desires to obtain the services of one or more managed care organizations to provide health care management services to Ohio employers and injured workers in accordance with the health partnership program; and,

         Whereas, the MCO desires to provide services in support of this endeavor:

         Now, therefore, the parties hereto mutually agree to the following:

1. SCOPE OF SERVICES. The MCO, in consideration of the Bureau's promise to pay remuneration, shall undertake the work and activities enumerated, defined, and described as follows:

         The MCO shall provide medical management services for all workers' compensation cases as a result of injuries to employees arising out of the course and scope of employment as provided by law. The MCO services shall include provision of a health care provider network; treatment guidelines and utilization review to evaluate the necessity or effectiveness of medical care; peer review and quality assurance; procedures for sanctioning and terminating providers; medical and vocational case management; utilization management; medical bill adjudication and payment; dispute resolution; provider, employer and employee relations and education programs; and health care fraud detection and applicable reporting to the Bureau. The MCO hereby agrees to perform the services required by this Agreement in accordance with said guidelines, standards and procedures submitted with the MCO Application and approved by the Bureau. The MCO's Application to be a certified MCO for the HPP is incorporated in this Agreement by reference. The MCO hereby acknowledges that it has provided the Bureau with a list of Certified Providers which are enrolled as its provider panel and will notify the Bureau, enrolled employers, and employees of any changes to the panel in accordance with the requirements of the HPP rules. The MCO agrees to review the treatment rendered by all providers and assist its providers in any manner or means necessary to return the injured worker to work and to close the case. The MCO shall pay all providers for services provided to injured workers in accordance with the HPP rules. The MCO shall establish a quality improvement program which shall include a peer review panel. The MCO shall profile providers and compare treatment practices and use the information to educate its providers and shall continually monitor its providers to improve the services rendered to injured workers.


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         The MCO further agrees to abide by all rules established for the Health
         Partnership Program (HPP) as set forth Sections 4123-6-01, et seq. of the Ohio Administrative Code (HPP rules), as may be amended during the term of this Agreement. These rules are attached as "Appendix A" and incorporated herein by reference. The MCO hereby acknowledges that as part of the application process to become certified as a Bureau managed care organization under the HPP, it has provided the Bureau with the internal guidelines, standards and procedures established for medical management of workers' compensation cases and that such procedures are in accordance with all applicable Federal and Ohio laws.

         Bureau policies and MCO reporting requirements are set forth in "Appendix B: BWC Policy Overview Reference". as may be modified during the term of this Agreement. This Appendix is attached hereto and is incorporated herein by reference. The MCO agrees to perform the services according to reasonable best business practices. The MCO is responsible for communication with the Bureau Customer Service Teams and medical management of employers' cases for employers that have selected them and for employers that have been assigned to them.

         The MCO agrees to adhere to the "CARE Systems Trading Partnership Agreement," the receipt of which is hereby acknowledged. The MCO agrees to perform in accordance with the electronic interface procedures contained in the "Bureau Magnetic Media Instructions For Bureau and Employer Data and MCO Panel Provider Data," the receipt of which is hereby acknowledged. The MCO agrees to perform in accordance with the provisions of the "EDI Implementation Guide" regarding the capture, storage and transmission of case data, and the receipt of which publication is hereby acknowledged. The MCO further agrees to indemnify the Bureau or its contractors for or any and all costs incurred to recover or reconstruct any data lost as a result of the MCO's failure to adhere to said EDI procedures. EDI terminology is explained by definition in the "EDI Data Element Dictionary," the receipt of which is hereby acknowledged. The MCO shall adhere to the following time period requirements for data transmissions defined in the "EDI Data Element Dictionary". Mandatory data elements shall be reported via the 148 transaction to the Bureau within 24 hours after the injury is reported to the MCO. Case information data elements are required to be reported to the Bureau within 48 hours after being reported to the MCO. Medical information data elements shall be reported to the Bureau within 48 hours after initial treatment of the injured worker. The MCO shall adhere to all data reporting and data accuracy requirements as defined by the Bureau. The MCO acknowledges and agrees that the Bureau owns all data transmitted pursuant to this Agreement.

         The MCO agrees to identify and report any suspected fraudulent or deceptive behavior as defined in O.R.C. Section 2913.01(A) and (B), O.R.C. Section 2913.48 and the criteria and requirements attached hereto as "Appendix C: Fraud/Special Investigations-MCO Fraud Reporting and Referral Requirements", as may be modified during the term of this Agreement, committed by injured workers, employers, providers or any other person or entity to the Bureau's Fraud/Special Investigations Department. The MCO agrees to report these incidents and shall supply supporting preliminary documentation to the Bureau's Fraud/Special Investigations Department within ten (10) working days of discovery. The MCO and it agents, subcontractors and assignees agree to provide the Bureau's Fraud/Special Investigations Department with immediate and reasonable investigative access to any and all records, data, electronic storage media, personnel and information relating to any subjects of an investigation. The Bureau agrees to provide the MCO with fraud reporting criteria, requirements and processes as defined in Appendix C. The Bureau and MCO agree to jointly develop and provide supportive training to the MCO and to the Bureau's Fraud/Special Investigations Department


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         personnel in the identification and detection of fraud or deceptive behavior or patterns. The Bureau and the MCO agree to Jointly develop and refine detection, reporting and recovery process as needed.

         On or before June 30, 1998, the Bureau shall require an independent auditor's report on the policies and procedures placed in operation at the MCO and tests of operating effectiveness (Statement on Auditing Standards No. 70, Level 2 Report). This report shall cover at a minimum a ten-month period occurring between July 1, 1997, and June 30, 1998. During the term of this Agreement the MCO shall submit such reports on or before June 30 of each year covering at a minimum a ten-month period occurring between July I of the preceding year and the filing deadline. On or before June 30, 1998, the Bureau shall require independently audited financial statements from the MCO. The audit report shall cover a twelve month period ending between July 1, 1997, and June 30, 1998. During the term of this Agreement, the MCO shall submit such reports on or before June 30 of each year covering the MCO's most recent fiscal year.

         The parties agree that the cases subject to this Agreement shall be all cases of employers that select the MCO and all cases of employers assigned to the MCO, except that for cases involving injuries prior to March 1, 1997, the groups of cases shall be managed in accordance with the timeframes specified in "Appendix D: MCO Payment Methodology", as may be modified during the term of this Agreement. This Appendix is appended hereto and incorporated by reference.

         In addition to managing the cases of employers that select the MCO, the MCO agrees that the Bureau may assign other employers to the MCO and the MCO shall service those employers in accordance with the provisions of this Agreement. The MCO agrees that the Bureau may revoke such assignment for good cause. Administrative error shall be considered to be good cause for such revocation of assignment. In the event an assignment is revoked, the MCO shall provide the Bureau with all relevant information relating to the cases subject to the assignment revocation.

         It is agreed that the MCO shall have the right to limit assignment and employer selection by providing the Bureau with written notice that it is at capacity and that it will accept no further employer selections or assignments as of the date identified in the notice. The request should fully disclose and detail any and all reasons for the capacity limitation request and it should detail the counties where capacity will be limited. It is further agreed that the capacity limits will remain in effect for a minimum of twelve (12) months.

2.       AMOUNT AND METHOD OF PAYMENT

         A. PREMIUM-BASED PAYMENTS. The parties agree to the payment calculations and the payment schedules described in Appendix D.

         B. REIMBURSEMENT FOR PROVIDERS' SERVICES. The MCO agrees to submit to the Bureau electronic invoices for services performed by the providers in cases it is managing pursuant to this Agreement. The Bureau agrees to pay properly submitted electronic invoice(s), subject to approval by the Bureau's Administrator, or designee, of the electronic invoice and the work represented thereby, but such approval shall not unreasonably be withheld. The Bureau shall only pay for authorized provider fees in accordance with the HPP rules. The Bureau shall use its best efforts to pay the MCO within seven (7) calendar days of receipt of any electronic invoice(s) by the MCO; however, the required payment date of such electronic invoices shall be thirty (30) calendar days from receipt of a proper invoice and such invoices shall accrue interest, in accordance with the provisions of Revised Code Section 126.30. The MCO shall


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submit electronic invoices at a minimum of two times per week via the 837 transaction. The MCO agrees to follow the procedures in the "BWC Policy Overview Reference" included in Appendix B.

3. TIME OF PERFORMANCE. The MCO and the Bureau agree that, contingent upon compliance with any and all conditions precedent as provided for herein, all services required to be performed pursuant to this Agreement shall commence in accordance with the schedule attached hereto in Appendix D, and shall continue for two (2) years.

         Except for the obligations, promises, covenants and indemnities set forth in Sections 1,2 and 27 of this Agreement, the obligations, promises, covenants and indemnities set forth in the remainder of this Agreement and any documents or portions thereof referenced herein or any subsequent modifications thereto shall survive termination of this Agreement by either party for any reason. It is agreed that the Bureau will reimburse the MCO for providers' services in accordance with Section 2 (B) of this Agreement only if such invoices are submitted within sixty (60) days of the termination date and only if such payment is not subject to deduction in accordance with the provisions of Sections 5 and 6.

         This Agreement shall become effective upon the execution by all parties to the Agreement, and on compliance with any and all conditions precedent. Subject to mutual agreement, the period covered by this Agreement under the same terms and conditions stated herein may be renewed for one (1) additional period of two (2) years, not to exceed a total of four years. All renewals are conditioned upon the MCO meeting any and all re-certification requirements in effect at the time of the renewal.

         4. EXPENSES. The Bureau shall not be required to pay for or reimburse the MCO for any other expenses incurred or paid by the MCO in connection with the performance of services, including publication, travel and staffing requirements, pursuant to this Agreement. The payment of such expenses is the sole responsibility of the MCO and not the responsibility of the Bureau.

         5. TERMINATION. The Bureau may cancel this Agreement at any time prior to the commencement of services. Furthermore, the MCO shall have the right to cancel this Agreement upon ninety (90) days written notice. In the event that the MCO executes its right to terminate this Agreement, the MCO will develop with the Bureau a transition plan for the transfer of services to a new MCO selected by employers or assigned by the Bureau. The transition plan shall include but not limited to the following: transfer of services, transfer of case information to a new MCO, uninterrupted service to injured workers, bill adjudication information for providers, payment plan and refund of overpayment by the Bureau. In the event the MCO executes its right to terminate this agreement, the MCO shall not be relieved of any liability for damages sustained by the Bureau, and the Bureau may withhold further payment due to the MCO pursuant to this Agreement or otherwise, for the purpose of set-off until such time as damages due to the Bureau are determined.

         The MCO may cancel its duties and obligations under this Agreement at any time prior to the commencement of services upon notice to the Chief of Medical Management and Cost Containment of the Bureau, provided that such termination is without prejudice to the State of Ohio.

         The rights of cancellation to which reference is made in this Agreement are not intended to be exclusive and are in addition to any other rights and remedies available to either party at law or in equity.



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         6. DEFAULT. The Bureau declares, and the MCO acknowledges, that the
Bureau may suffer damages due to the failure of the MCO to act in accordance with the specification, terms and conditions of the Agreement. The MCO agrees that if the Bureau does not give prompt notice of such failure the Bureau has NOT WAIVED any of its rights or remedies concerning the failure of performance by the MCO.

         The parties understand that the Bureau may begin proceedings to decertify the MCO if it fails to perform satisfactorily under this Agreement. Unless the failure is a result of a force majeure as defined herein, the failure shall constitute an event of default on the part of the MCO and the Bureau shall begin proceedings to decertify the MCO.

         In the event that a MCO is decertified, the MCO shall be in default and may be held liable for any additional costs the Bureau incurs in seeking replacement services. In addition, the MCO may be held liable for liquidated damages prior to cancellation if the MCO has failed to deliver the service. The Bureau reserves the right to deduct from any payments due to the MCO liquidated damages of five percent (5%) of the total annual premium of all employers covered by this Agreement with the MCO.

         MCO acknowledges and agrees that in the event of a breach by the MCO of the terms of this Agreement, the damages which will be sustained by the Bureau are not capable of reasonable estimation and the liquidated damages for which provision is made herein are reasonable under the circumstances. The MCO agrees that it may be held liable for liquidated damages in addition to the other remedies available to the Bureau for which provision is made in this Agreement.

         7. FORCE MAJEURE. Except as otherwise provided herein, neither the MCO nor the Bureau shall be liable to the other for any delay or failure of performance of any provisions contained herein, nor shall any such delay or failure of performance constitute default hereunder, to the extent that such delay or failure is caused by force majeure. The term force majeure, as used herein shall mean without limitation: acts of God, such as epidemics; lightning; earthquake; fire; storms; tornadoes; floods; washouts; droughts, or other severe weather disturbances; explosions; arrests; restraint of government and people; and other such events or any other cause which could not be reasonably foreseen in the exercise of ordinary care, and which is beyond the reasonable control of the party affected and said party is unable to prevent.

         8. PERFORMANCE BOND. The Bureau may require a performance bond or other security acceptable to the Bureau in the amount of five percent (5%) of the total annual premium of all employers covered by this Agreement with the MCO, which bond shall be submitted by the MCO to the Bureau no later than sixty (60) days from the execution of this Agreement. When the MCO begins management of the group of cases incurred on or after October 20, 1993, and before March 1, 1997, (the "Beta" cases as defined in Appendix D), the bond or other security acceptable to the Bureau shall be increased to ten percent (10%) of the total annual premium of all employers covered by this Agreement with the MCO, which additional bond shall be submitted by the MCO to the Bureau prior to the acceptance of the "Beta" cases.

         The purpose of the bond is to ensure proper performance by the MCO. A standard bond form from any company authorized to do business within the State of Ohio is acceptable. The bond shall be made payable to the Treasurer, State of Ohio, referencing this Agreement. The bond shall remain in effect for the duration of the Agreement and any renewals thereto. Any action on the part of the MCO or its bonding company to revoke or cancel the bond prior to the expiration of the Agreement or any renewal thereto, will be considered as a breach of this Agreement and will result in the immediate cancellation of this Agreement. Should this occur, the MCO will be held liable for any additional costs incurred by the Bureau in seeking replacement services.


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         9. GENERAL AND PROFESSIONAL LIABILITY INSURANCE. The MCO shall maintain general and professional liability insurance against claims for bodily injury, personal injury, death or property damage arising from the services performed by the MCO, its employees, agents, representatives, or subcontractors, under this Agreement, effective March 1, 1997, and to continue for the duration of this Agreement together with any renewals. The Bureau shall be named as an additional insured under this insurance. Such insurance shall afford initial protection of not less than three million ($3,000,000.00) for each occurrence with respect to bodily injury, personal injury or death and not less than three million ($3,000,000.00) for each occurrence with respect to property damage.

         10. AMENDMENTS, MODIFICATIONS, SUPPLEMENTS AND READINGS. The parties may, by mutual agreement, amend, modify, supplement or rescind the terms of this Agreement. The term "this Agreement" shall be deemed to include any such future amendments, modifications, renewals, extensions, and supplements. Any such amendment, modification, renewal, extension, supplement or rescission shall not be effective unless expressed in writing and signed by the parties hereto.

         Any change in the business organization of the MCO that affects its organizational structure or financial structure must be immediately reported to the Chief of Medical Management and Cost Containment of the Bureau.

         1. MERGER CLAUSE. It is mutually understood and agreed that this Agreement, with its appendices, and the MCO's Application, with any amendments, and the "MCO Application & Requirements Training Manual" are incorporated by reference into this Agreement, and together, represent the entire agreement between the MCO and the Bureau. The parties have entered into no agreements, express or implied, other than the Agreement set forth in this writing. It is further agreed that no parole representation of any amendment, modification, supplement or rescission of the terms set forth herein shall be given any force or effect unless such amendment, modification, supplement or rescission shall have been expressed in writing and signed by the parties and meet any and all conditions precedent deemed applicable by the Bureau.

         12. ORDER OF PRIORITIES. To the extent that the terms and provisions of the MCO's Application, with any amendments, may be inconsistent with this writing, and cannot be harmonized herewith, the terms and provisions of this Agreement shall control followed in order of priority by the Application, with any amendments, then the "MCO Application & Requirements Training Manual".

         13 SEVERABILITY. If for any reason any provision or part of this Agreement is declared void, invalid, or unenforceable, the validity of the rest of this Agreement shall not be affected and the Agreement shall remain in full force and effect with the void, invalid, or unenforceable provision(s) eliminated.

         14. WAIVER. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. Failure of a party to insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

         15. ASSIGNABILITY AND TRANSFER OF RIGHTS AND RESPONSIBILITIES. The MCO shall not assign, sell, or subcontract any rights, duties or obligations acquired pursuant to this Agreement without prior written approval by the Bureau. Such prior written approval by the Bureau shall not be construed to modify or abrogate the MCO's responsibility and liability pursuant to this Agreement. Any transfer of the ownership of the MCO shall require


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review and Bureau approval before any rights or liabilities of the MCO pursuant to this Agreement may be assigned to or assumed by a transferee. In the event that the MCO assigns or subcontracts its duties or obligations under this Agreement, the MCO will develop with the Bureau a transition plan for the transfer of services to a new MCO selected by employers or assigned by the Bureau. The transition plan shall include but not limited to the following: transfer of services, transfer of case information to a new MCO, uninterrupted service to injured workers, bill adjudication information for providers, payment plan and refund of overpayment by the Bureau. The MCO shall pay any related expenses.

         16. NON-DISCRIMINATION. The hiring of employees for the performance of work under this Agreement shall be done in accordance with Ohio Revised Code Sections 153.59 and 153.591, and the Governor's Executive Order of January 27, 1972, and the Governor's amended Executive Order 84-9 of November 30, 1984. The MCO shall not discriminate against or intimidate any person hired for the performance of the work by reason of race, color, religion, national origin, ancestry, sex, handicap; or disability as that term is defined by the Americans with Disabilities Act (ADA). For any violation, the MCO shall suffer such penalties as provided for in Ohio Revised Code Section 153.60 and the Governor's Executive Order of January 27, 1972, or any applicable federal civil or criminal penalties.

         17. INDEPENDENT MCO RELATIONSHIP. It is mutually understood and agreed that the MCO is at all times acting as an independent MCO in performing services under this Agreement and shall be responsible for compliance with all laws, rules, regulations involving, but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment of wages. The persons provided by the MCO shall be solely the MCO's employees and subcontractors of the MCO and shall not be considered employees of the Bureau. The MCO shall be responsible for payment of federal, state, and municipal taxes and costs such as social security, unemployment, workers' compensation, disability insurance, and federal and state withholding with respect to its employees.

         18. CONFIDENTIALITY. The MCO agrees that all work performed in connection with the services performed hereunder shall be subject to the confidentiality laws of this state. Such information may not be released to any person other than authorized representatives of the Bureau, unless at the Bureau's direction. The MCO agrees to keep confidential any knowledge acquired in the course of performance of services hereunder of the contents of confidential records of the Bureau. In addition to the foregoing prohibition, the MCO, its officers, agents, employees, representatives, subcontractors and assigns shall keep confidential all information, in whatever form obtained, in the performance of this Agreement.

         19. PROPRIETARY RIGHTS. Any and all documents and information released by the Bureau to the MCO, or submitted by the MCO, pursuant to this Agreement shall remain, at all times, the exclusive property of the Bureau.

         20. INSPECTION OF MCO RECORDS. The MCO shall permit any authorized representative of the Bureau to inspect, copy and audit such records, books, vouchers, invoices, and medical bill payment information as is reasonably required to substantiate the fees billed to or paid by the Bureau, upon prior written notice, during normal working hours.

         21. HOLD HARMLESS AND INDEMNIFICATION. The MCO shall hold the Bureau harmless and indemnify the Bureau from and against any and all claims, demands, losses, and causes of action asserted against or incurred by the Bureau which result from or arise out of the work performed by the MCO, its agents, employees, representatives, and subcontractors, under this Agreement, or any errors, omissions, negligent conduct or intentional acts of the MCO, its agents, employees, representatives, and subcontractors.



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         22. LIMITATION OF LIABILITY. The Bureau's liability for damages for services rendered pursuant to this Agreement, whether in contract or in tort, shall not exceed the total amount of compensation payable to the MCO pursuant to this Agreement, or the amount of direct damages incurred by the MCO, whichever is less. The MCO'S sole and exclusive remedies for the Bureau's failure to perform shall be as set forth herein. In no event shall the Bureau be liable for any consequential, incidental, or punitive losses, damages, expenses, including the loss of profits, even if the Bureau knew or should have known of the possibility of such damages.

         23. APPLICABLE STATE LAW. The terms and conditions contained herein shall be construed and interpreted in accordance with the laws of the State of Ohio. Any and all disputes arising from this Agreement shall be governed by the laws of the State of Ohio, and the parties mutually agree to submit exclusively to the jurisdiction of Ohio in any and all disputes arising from this Agreement.

         24. COMPLIANCE WITH THE LAWS OF OHIO. The MCO agrees and covenants that it at this time is and for the duration of this Agreement will not knowingly violate the laws of Ohio specifically including, but not limited to, the workers' compensation laws of Ohio, the corporate laws of Ohio, and all rules and regulations promulgated under those laws.

         25. CONFLICTS OF INTEREST. The MCO affirms that it presently has no interest and shall not acquire any interest, direct or indirect, which would conflict, in any manner or degree, with the performance of services which are required to be performed under any resulting Agreement. In addition, the MCO affirms that a person who is or may become an agent of MCO not having such interest upon the execution of this Agreement shall likewise advise the Bureau in the event it acquires such interest during the term of this Agreement.

         Furthermore, any such person who is or may become an agent of MCO who acquires an incompatible or conflicting personal interest, prior to, on or after the effective date of this Agreement, or who involuntarily acquires any such incompatible or conflicting personal interest, shall immediately disclose his or her interest to the Bureau in writing. Thereafter, such person shall not participate in any action affecting the work under this Agreement, unless the Bureau shall determine that, in light of the personal interest disclosed, such person's participation in any such action would not be contrary to the public interest.

         26. HEADINGS. The headings in this Agreement and its appendices are for convenience only and are not intended to be part of, or to affect the interpretation of, the terms of this Agreement.

         27. CERTIFICATION. The MCO is certified for the counties listed in Appendix E of this Agreement, as may be modified during the term of this Agreement, subject to the conditions precedent herein described.

         28. OHIO ELECTIONS LAW. The MCO affirms that, as applicable to the MCO, no party listed in Division (1) or (J) of Section 3517.13 of the Revised Code, or spouse of such party, has made, as an individual, within the two previous calendar years, one or more contributions totaling in excess of $1,000.00 to the Governor of Ohio or to his campaign committees.

         IN WITNESS WHEREOF, the parties hereunto affix their signatures this 12th day of February, 1997.




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IN WITNESS WHEREOF, the parties hereunto affix their signatures this 12th day of
February, 1997.

CompManagement Health Systems, Inc.             State of Ohio
Tax ID #34-1415243                              Bureau of Workers' Compensation



/s/ ROBERT J. BOSSART                           /s/ JAMES CONRAD
----------------------------------              --------------------------------
Name:  Robert J. Bossart                        James Conrad
Title:  President                               Administrator




                        RECEIPT FOR SIGNED MCO AGREEMENT


BWC's MCO Business Unit acknowledges that your signed MCO Agreement for CompManagement Health Systems, Inc. was received on by 2-13-97 BWC staff member
             . If you have not already completed your EDI testing, please note that you must successfully complete testing on the 148 and 837 transactions prior to 5:00 p.m. on Friday, February 14, 1997 in order to become certified.

                                    ADDENDUM


         The following is an Addendum to the Agreement ("Agreement") as entered into on CompManagement February 12, 1997, by and between CompManagement Health Systems Inc. (the "MCO") with principal offices at 6377 Emerald Parkway and the State of Ohio, Bureau of Workers' Compensation ("the Bureau"), having offices at 30 West Spring Street, Columbus, Ohio 43215-2256.

         Whereas, the MCO and the Bureau have entered into this Agreement under which the MCO is providing health care management services to Ohio employers as a Managed Care Organization participating in the Health Partnership Program ("HPP); and

         Whereas, under Section 2, "Amount and Method of Payment", and Appendix D, "MCO -Payment Methodology" of this Agreement, the MCO is eligible to receive Incentive and Performance Fees in an amount to be determined by its performance during calendar years 1997 and 1998 as measured by certain enumerated criteria; and

         Whereas, the implementation of the HPP to date has demonstrated to the MCO and the Bureau that utilizing the criteria initially set forth in Section 2 and Appendix D of this Agreement as the basis for establishing the MCO's right to Incentive and Performance Fees for calendar years 1997 and 1998 would be both impractical and inappropriate; and

         Whereas, all fees to be paid to the MCO under Section 2 and Appendix D of this Agreement, including Administrative, Incentive and Performance Fees, are calculated on the basis of a percentage of the annual premiums of those employers who have selected or been assigned to the MCO; and

         Whereas, subsequent to the MCO and the Bureau entering into this Agreement, the Workers' Compensation Oversight Commission approved premium rate reductions for both public and private employers, and the implementation of these premium rate reductions may result in a decrease in the fees to be paid to the MCO under Section 2 and Appendix D of this Agreement; and

         Whereas, the MCO and the Bureau both wish to replace the criteria initially set forth in Section 2 and Appendix D of this Agreement for establishing the MCO's right to Incentive and that the fees paid to the MCO under Section 2 and Appendix D of this Agreement do not decrease due to the employer premium rate reductions announced subsequent to the MCO and the Bureau entering into this Agreement;

         Now, therefore, the parties mutually agree that the following modifications shall be made to the Agreement:

1. The MCO and the Bureau mutually agree that all provisions in Appendix D regarding the calculation of the 1998 Performance Fee are hereby revoked, and that the 1998 Performance Fee shall be calculated using the following provisions:

         1998 Performance Fee

* The Bureau shall pay to the MCO, in four (4) quarterly installments of up to one-half of one percent (.5%) each quarter, a variable fee up to a maximum total over the entire 1998 calendar year of two (2%) percent of the premium of those employers who have selected or been assigned to the MCO. The calculation of each quarterly payment shall be based on the MCO's performance during the quarter on the following measurements, which shall be equally weighted, each counting for one-fourth (1/4) of the quarterly payment:

                  FROI Timing - Defined as the average number of calendar days between Date of Injury (DOI) and Filing Date for all claims (with a DOI of March 1, 1997 or later) filed during the quarter, excluding the five percent (5%) of claims with the longest lag time between DOI and Filing Date. The MCO's eligibility for this portion of the quarterly payment shall be prorated between low and high benchmarks (which are set forth in Appendix H of this Agreement, which is attached hereto and is incorporated herein by reference) according to the following formula:

                           MCO score <= Low Benchmark = 100% of the 1/4 portion

                           MCO score > High Benchmark = 0% of the 1/4 portion

                           If MCO score between Low and High Benchmarks, then

                           ((High Benchmark + .0000000000001) - MCO score) * (100/(High Benchmark - Low Benchmark)/100) = % of the 1/4 portion

                  An example of the application of this formula is set forth in Appendix I of this Agreement, which is attached hereto and is incorporated herein by reference.

                  Return to Work Rate - Defined as the ratio of the number of claims where temporary total compensation has been stopped for at least 90 days to the number of claims that received temporary total compensation or had a return to work (RTW) less death and permanent total disability claims. The MCO's eligibility for this portion of the quarterly payment shall be calculated based on all "Alpha" lost time claims (lost time claims with a DOI of March 1, 1997 or later) for the year prior to the quarter being measured, and shall be prorated between high and low benchmarks (which are set forth in Appendix H of this Agreement, which is attached hereto and is incorporated herein by reference) according to the following formula:

                           MCO score >= High Benchmark = 100% of the 1/4 portion

                           MCO score < Low Benchmark = 0% of the 1/4 portion

                           If MCO score between High and Low Benchmarks, then

                           (MCO score -(Low Benchmark - .0000000000001)) *
                           (100/(High Benchmark - Low Benchmark)/100) = % of the 1/4 portion

                  An example of the application of this formula is set forth in Appendix I of this Agreement, which is attached hereto and is incorporated herein by reference.

                  MCO Bill Payment - Defined as the average number of days from the date on which the MCO receives funds from BWC to pay a provider to the date on which the MCO issues a check to the provider, based on Bureau audit of a sample of those claims administered by the MCO. The MCO's eligibility to receive this portion of the quarterly payment shall be determined on an all or nothing basis, with the MCO receiving this 1/4 portion of the payment if its performance on this measure during the quarter is less than or equal to the benchmark of 7.00 business days.

                  Turnaround of FROIs - MCO to Bureau - Defined as the average number of days between FROI receipt by the MCO and the MCO's filing of the FROI with the Bureau, based on all claims filed during the quarter (with a DOI of March 1, 1997 or later) and determined by Bureau audit of the MCO's FROI documentation. The MCO's eligibility to receive this portion of the quarterly payment shall be determined on an all or nothing basis, with the MCO receiving this 1/4 portion of the payment if its performance on this measure during the quarter is less than or equal to the benchmark of 3.00 calendar days.

* The MCO's quarterly 1998 Performance Fee payments shall be calculated for the following periods: 1st quarter -- January 1, 1998 to March 31, 1998; 2nd quarter -- April 1, 1998 to June 30, 1998; 3rd quarter -- July 1, 1998 to September 30, 1998; and 4th quarter -- October 1, 1998 to December 31, 1998. The Performance Fee payment for the 1st quarter, 1998 shall be calculated using the MCO's Administrative Fee Payment premium base for April, 1998; the Performance Fee payment for the 2nd quarter, 1998 shall be calculated using the MCO's Administrative Fee payment premium base for July, 1998; and the Performance Fee payment for the 3rd and 4th quarters, 1998 shall be calculated using the MCO's Administrative Fee payment premium base for September, 1998.

* Payments earned by the MCO during each quarter shall be calculated and paid to the MCO by the Bureau no later than 45 days after the end of that quarter.

* The 1998 Performance Fee measurement criteria, including benchmark performance levels, are more fully set forth in Appendix H of this Agreement, which is attached hereto and is incorporated herein by reference.

2. The MCO and the Bureau mutually agree that all provisions in Appendix D regarding the calculation of the 1998 Incentive Fee are hereby revoked, and that the 1998 Incentive Fee shall be calculated using the following provisions:

         1998 Incentive Fee

* The Bureau shall pay to the MCO, in four (4) quarterly installments of up to one-quarter of one percent (.25%) each quarter, a variable incentive fee up to a maximum total over the entire 1998 calendar year of one percent (1%) of the premium of those employers who have selected or been assigned to the MCO. The calculation of each quarterly payment shall be based on the MCO's performance during the quarter on the following measurements, which shall be equally weighted, each counting for one-third (1/3) of the quarterly payment:

                  Employer Satisfaction - The MCO's eligibility for this portion of the quarterly payment shall be based on the MCO's score on an employer satisfaction survey (to be conducted by the Bureau), and shall be prorated between high and low benchmarks (which are set forth in Appendix H of this Agreement, which is attached hereto and is incorporated herein by reference) according to the following formula:

                           MCO score >= High Benchmark = 100% of the 1/3 portion

                           MCO score < Low Benchmark = 0% of the 1/3 portion

                           If MCO score between High and Low Benchmarks, then

                           (MCO score -(Low Benchmark - .0000000000001)) *
                           (100/(High Benchmark - Low Benchmark)/100) = % of the 1/3 portion

                  An example of the application of this formula is set forth in Appendix I of this Agreement, which is attached hereto and is incorporated herein by reference.

                  Injured Worker Satisfaction - The MCO's eligibility for this portion of the quarterly payment shall be based on the MCO's score on an injured worker satisfaction survey (to be conducted by the Bureau), and shall be prorated between high and low benchmarks (which are set forth in Appendix H of this Agreement, which is attached hereto and is incorporated herein by reference) according to the following formula:

                           MCO score >= High Benchmark = 100% of the 1/3 portion

                           MCO score < Low Benchmark = 0% of the 1/3 portion

                           If MCO score between High and Low Benchmarks, then

                           (MCO score -(Low Benchmark - .0000000000001)) *
                           (100/(High Benchmark - Low Benchmark)/100) = % of the 1/3 portion

                  An example of the application of this formula is set forth in Appendix I of this Agreement, which is attached hereto and is incorporated herein by reference.

                  Bill Timing: DOS-BWC - Defined as the average lag time in calendar days from the date that a medical service was provided in a claim administered by the MCO ("Date of Service" or DOS) to the date that the Bureau receives a bill(s) for that service from the MCO. The MCO's eligibility for this portion of the quarterly payment shall be calculated on the basis of all bills with a paid amount greater than $0.00 received by the Bureau from the MCO during the quarter, and shall be prorated between low and high benchmarks (which are set forth in Appendix H of this Agreement, which is attached hereto and is incorporated herein by reference) according to the following formula:

                           MCO score <= Low Benchmark 100% of the 1/3 portion

                           MCO score > High Benchmark = 0% of the 113 portion

                           If MCO score between Low and High Benchmarks, then ((High Benchmark + .0000000000001) - MCO score) * (100/(High Benchmark - Low Benchmark)/100) = % of the 1/3 portion

                  An example of the application of this formula is set forth in Appendix I of this Agreement, which is attached hereto and is incorporated herein by reference.

* The MCO's quarterly 1998 Incentive Fee payments shall be calculated for the following periods: 1st quarter -- January 1, 1998 to March 31, 1998; 2nd quarter -- April 1, 1998 to June 30, 1998; 3rd quarter -- July 1, 1998 to September 30, 1998; and 4th quarter -- October 1, 1998 to December 31, 1998. The Incentive Fee payment for the 1st quarter, 1998 shall be calculated using the MCO's Administrative Fee Payment premium base for April, 1998; the Incentive Fee payment for the 2nd quarter, 1998 shall be calculated using the MCO's Administrative Fee payment premium base for July, 1998; and the Incentive Fee payment for the 3rd and 4th quarters, 1998 shall be calculated using the MCO's Administrative Fee payment premium base for September, 1998.

* Payments earned by the MCO during each quarter shall be calculated and paid to the MCO by the Bureau no later than 45 days after the end of that quarter.

* The 1998 Incentive Fee measurement criteria, including benchmark performance levels, are more fully set forth in Appendix H of this Agreement, which is attached hereto and is incorporated herein by reference.

3. In consideration for the foregoing promises, the MCO and the Bureau mutually agree that all provisions in Appendix D regarding the calculation of the 1998 Administrative Fee are hereby revoked, and that all administrative fee payments due to the MCO for calendar year 1998 shall be calculated as a fixed percentage of the applicable premium of those employers who have selected or been assigned to the MCO, in accordance with the provisions of Rule 4123-6-13 of the Ohio Administrative Code, as follows:

                  For each of the months of January, February, March, April, May, June, July, August, and September, 1998, the Bureau shall pay to the MCO one-twelfth (1/12) of three percent (3%) of the applicable premium of those employers who have selected or been assigned to the MCO.

                  For each of the months of October, November and December, 1998, the Bureau shall pay to the MCO one-twelfth (1/12) of that percentage (%) of the applicable premium of those employers who have selected or been assigned to the MCO which results in an amount equal to the Administrative Fee payment made to the MCO for the month of September, 1998.

                  Administrative Fee payments shall be made to the MCO by the Bureau not later than the 15th of each month.

         In witness whereof, the parties hereto, each acting under due and proper authority, have executed this Agreement as of this 2nd day of February, 1998.


CompManagement Health Systems,Inc.              State of Ohio
Tax ID #34-1415243                              Bureau of Workers' Compensation



/s/ ROBERT J. BOSSART                           /s/ JAMES CONRAD
----------------------------------              --------------------------------
Name:  Robert J. Bossart                        James Conrad
Title:  President                               Administrator